EXHIBIT 99.1

Intelligent Systems Announces First Quarter 2005 Results

Earnings Conference Call at 11 AM Today

NORCROSS, Ga., May 12, 2005 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today the financial results for its first fiscal quarter of 2005.

For the quarter ended March 31, 2005, the company recorded consolidated revenue of $3.6 million compared to $4.6 million in the same quarter of 2004. Net loss for the three-month period in 2005 was $219,000 or $0.05 per basic and diluted share, compared to a net loss of $820,000 or $0.18 per basic and diluted share recorded in the first quarter of 2004.

Services revenue from sales of professional services and software maintenance contracts increased by nine percent ($131,000) in the first quarter of 2005 compared to the same period in 2004, reflecting a growing base of customers at the company's three software subsidiaries. First quarter 2005 revenue from product sales, which includes both software license revenue and industrial products sales, was approximately even with the fourth quarter of 2004 but $1.2 million lower than for the first quarter of 2004, mainly because last year's first quarter results included revenue of $1.3 million related to completion of an early stage subsidiary's first significant software contract. As the company has explained previously, the timing of revenue recognition of software sales, particularly for initial installations of new products, is often uneven and dependent on a number of internal and external factors. Product sales at the company's other subsidiaries were slightly higher in the first quarter of 2005, as compared to 2004. The company reduced consolidated operating expenses by fourteen percent in the first quarter of 2005, as compared to 2004.

The results for the three-month period ended March 31, 2005, include $1.0 million in investment income representing a third cash distribution from minority-owned ISC Guernsey, an entity that realized a significant gain from the sale of stock in a U.K. based company in a prior period. As reported previously, in the second half of 2004, the company recognized an additional $2.7 million investment income on cash distributions related to the ISC Guernsey transaction.

At March 31, 2005, the company's balance sheet includes $5.7 million in current net deferred revenue comprised of amounts recorded by its four consolidated subsidiaries, net of associated costs, that is expected to be recognized as revenue within the next twelve months.

Conference Call Information

As announced previously, Intelligent Systems has scheduled a conference call for today at 11 AM EDT to discuss the results of the first quarter for 2005. The call-in number is (877) 226-7144. A transcript of the conference call will be available by the end of the day and will be archived on the company's website at www.intelsys.com for 12 months.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments, principally in the information technology industry. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), QS Technologies, Inc. (www.qsinc.com), CoreCard Software, Inc. (www.corecard.com), (all software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Since 1990, the company has operated the Intelligent Systems Incubator, an award-winning pioneer in privately sponsored incubators. Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices or health epidemics that could impact the aviation industry and the company's other worldwide market opportunities, other geopolitical or military actions, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
            (Unaudited, in thousands, except share amounts)

                                        Three Months Ended March 31,
                                         2005                2004
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 Revenue
  Products                          $     2,063         $     3,227
  Services                                1,516               1,385
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   Total revenue                          3,579               4,612
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 Cost of revenue
  Products                                  863                 985
  Services                                  869                 810
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   Total cost of revenue                  1,732               1,795
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 Expenses
   Marketing                                541                 660
   General & administrative                 959                 894
   Research & development                 1,627               2,100
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 Loss from operations                    (1,280)               (837)
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 Other income
   Interest income (expense)                  6                  (3)
   Investment income, net                 1,042                  --
   Equity in earnings (losses) of
    affiliate companies                      17                 (38)
   Other income                               8                  59
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 Loss before income tax provision          (207)               (819)
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 Income tax provision                        12                   1
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  Net loss                          $      (219)        $      (820)
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 Basic and diluted net loss
  per share                         $     (0.05)        $     (0.18)
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 Basic and diluted weighted
  average shares                      4,478,971           4,478,971
 ===================================================================

                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                       March 31,         December 31,
                                         2005               2004
 -------------------------------------------------------------------
 ASSETS                               (unaudited)
 -------------------------------------------------------------------
 Current assets:
  Cash                                 $  1,632           $    670
  Accounts receivable, net                2,542              2,931
  Inventories                               654                653
  Other current assets                      387                217
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   Total current assets                   5,215              4,471
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 Long-term investments                    4,787              4,879
 Property and equipment, at cost
  less accumulated depreciation             721                781
 Goodwill                                 2,047              2,049
 Intangibles, net                           661                699
 Other assets, net                           17                 25
 -------------------------------------------------------------------
 Total assets                          $ 13,448           $ 12,904
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 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
  Accounts payable                     $    878           $    867
  Short-term borrowings                     131                267
  Deferred revenue                        5,746              4,895
  Accrued payroll                         1,072                928
  Accrued expenses and other current
   liabilities                              539                552
 -------------------------------------------------------------------
    Total current liabilities             8,366              7,509
 -------------------------------------------------------------------
 Other long-term liabilities                310                310
 -------------------------------------------------------------------
 Minority interest                        1,516              1,516
 -------------------------------------------------------------------
 Total stockholders' equity               3,256              3,569
 -------------------------------------------------------------------
 Total liabilities and stockholders'
  equity                               $ 13,448           $ 12,904
 ===================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          (770) 564-5504
          bherron@intelsys.com